Exhibit 3.121

ARTICLES OF INCORPORATION

OF

OXNARD AMBULANCE SERVICE, INC.

under the laws of the

STATE OF CALIFORNIA

KNOW ALL MEN BY THESE PRESENTS:

That we, the undersigned, have this day voluntarily associated ourselves together for the purpose of forming a corporation under the laws of the State of California.

AND WE DO HEREBY CERTIFY:

FIRST:                                                                                                        That the name of this corporation is:

OXNARD AMBULANCE SERVICE, INC.

SECOND:                                                                                        That the purposes for which this corporation is formed are as follows:

THE SPECIFIC BUSINESS IN WHICH THE CORPORATION IS PRIMARILY TO ENGAGE in is an ambulance service business, which business shall include the owning, leasing, and operating of motor vehicles and such other modes or vehicles of conveyance for hire as are now used or may be used in the ordinary course of business of an ambulance service and the wholesale and retail sale and/or lease of hospital and sickroom supplies and fixtures.

That in addition to this primary business, this corporation shall have the following general purposes and powers:

(1)           To purchase, acquire, own, hold, mortgage, lease either as lessor or lessee, sell, exchange, subdivide, deed in trust, plant, improve, cultivate, develop, construct, maintain, equip, operate and generally deal in any and all lands, improved and unimproved, dwelling houses, apartment houses, hotels, boarding houses, business blocks, office buildings, manufacturing works and plants, and other buildings of any kind, and the products and avails thereof, including water and water rights.

(2)           To supervise and manage all classes of properties, income bearing or otherwise, for other persons, corporations and associations; to negotiate sales, leases, mortgages, deeds of trust, and other encumbrances or properties of other persons, corporations and associations, real, personal and mixed, wheresoever situated; and generally to maintain, conduct and carry on the business of real estate and broker.

(3)           To acquire, by purchase, or lease, or otherwise, lands and interests in lands, and to own, hold, improve, develop, and manage any real estate so acquired, and to erect or cause to be erected on any lands owned, held, or occupied by the corporation, buildings or other structures with their appurtenances, and, to rebuild, enlarge, alter, or improve any buildings or other structures, and any stores, shops, suites, rooms or parts of any buildings or any structures at any time owned or held by the corporation.

(4)           To own, operate, maintain, manage, equip, improve, repair, alter, and otherwise deal with, use and enjoy; to invent, design, develop, assemble, build, construct, fabricate, manufacture, buy, import, lease as lessee, and otherwise acquire; to mortgage, deed in trust, pledge, and otherwise encumber, and to sell, export, lease as lessor, and otherwise dispose of goods, wares, merchandise, and personal property of every sort, nature, and description.

(5)           To acquire, by purchase, or otherwise, the good will, business, property rights, franchises, and assets of every kind, with or without undertaking either wholly or in part the liabilities of any person, firm, association, or corporation; and to acquire any business as a going concern, or otherwise (a) by purchase of the assets thereof, wholly, or in part, (b) by acquisition of the shares, or any part thereof, or (c) in any manner, and to pay for the same in cash, or in the shares or bonds or other evidences of indebtedness of this corporation; dispose of, the whole or any part of the good will, business, rights, and property so acquired, and to conduct in any lawful manner the powers necessary or convenient in and about the management of such business.

(6)           To buy, contract for, lease, and in any and all other ways acquire, take, hold and own, and to sell, mortgage, pledge, deed in trust, lease, and otherwise dispose of copyrights, patents, licenses, and processes or rights thereunder, and franchise rights, and governmental, state, territorial, county and municipal grants and concessions of every character which this corporation may deem advantageous in the prosecution of the said business, or in the maintenance, operation, development, or extension of its properties.

(7)           To enter into, make, perform, and carry out contracts of every kind, and for any lawful purpose without limit as to amount with any person, firm, association, or corporation, municipality, county, parish, state, territory, government, or other municipal or governmental subdivision.

(8)           To promote, or to aid in any manner, financially, or otherwise, any person, corporation, or association of which any shares, bonds, notes, debenture, or other securities, or evidences of indebtedness are held directly or indirectly by this corporation; and, for this purpose, to guarantee the contracts of such other persons, corporations, or associations, and to do any and all other acts and things designed to protect, preserve, improve, or enhance the value of such shares, bonds, notes, debentures, or other securities or evidences of indebtedness.

(9)           To borrow money, to issue bonds, notes, debentures, or other obligations of this corporation, from time to time, for any of the objects or purposes of this corporation, and to secure the same by mortgage, pledge, deed of trust, or otherwise, or to issue the same unsecured.

(10)         To carry on a business of factors, agents, jobbers or merchants; to buy, sell, and deal in wholesale or retail merchandise, goods, wares, and commodities of every sort, kind, and description.

(11)         To buy, sell, barter, exchange, and deal generally in all classes of goods, wares, and merchandise, and articles of trade, and to do all other things subsidiary, necessary or convenient for carrying out and into effect the main purposes and objects of the organization of the corporation.

(12)         To conduct business, have one or more locations of business; to appoint such officers and agents as the affairs of the corporation shall require, and allow them salary.

(13)         To do each and every thing suitable, necessary or proper for the accomplishment, protection, or maintenance, or for the attainment of any of the purposes herein enumerated, it being the intent that no purpose herein enumerated shall be limited or modified by any other purpose, but that each shall be regarded as an independent object, purpose, and power.

(14)         The foregoing clause shall be construed both as objects and powers; it is hereby expressly provided that the foregoing enumeration of specific powers shall not be held to limit nor restrict in any manner the powers of the corporation.

(15)         To carry on any business whatsoever which this corporation may deem proper to convenient in connection with any of the foregoing purposes, or otherwise, or which may be calculated directly or indirectly to promote the interests of this corporation, or to enhance the value of its property or business; to conduct its business in the state, in other states, in the District of Columbia, in the territories and colonies of the United States, and in foreign countries, and to hold, purchase, mortgage and convey real and personal property, either in or out of the State of California, and to have and to exercise all the powers conferred by the laws of California upon corporations formed under the laws pursuant to and under which this corporation is formed, as such laws are now in effect, or may at any time hereafter be amended.

THIRD:                                  The county in the State of California where the principal office for the transaction of business of this corporation is to be located, is Ventura County.

FOURTH:                              This corporation is authorized to issue one class of stock. The total number of shares which this corporation shall have authority to issue is One Hundred Thousand (100,000) and all shares of stock are to be without par value.

That the shares of stock of this corporation shall be nonassessable, and the directors shall not have the right nor the power to levy any assessments upon the shares of stock of this corporation.

FIFTH:                                   That the number of directors of this corporation shall be three (3).

The names and addresses of the persons appointed to act as first directors of the corporation are as follows:

ROBERT C. BROWN, 934 Devonshire, Oxnard, CA

Virgie Yates, 1326 West Olive, Oxnard, CA

Ronald Brewer, 950 W.  Poplar, Oxnard, CA

SIXTH:                                  Before there can be a valid sale or transfer of any of the shares of this corporation by the holders thereof, the holder of the shares to be sold or transferred shall first give notice in writing to the secretary of this corporation of his intention to sell or transfer such shares.  Said notice shall specify the number of shares to be sold or transferred, the price per share, and the terms upon which holder intends to make such sale or transfer.  The secretary shall, within five (5) days thereafter, mail or deliver a copy of said notice to each of the other shareholders of record of this corporation.  Such notice may be delivered to such shareholders personally, or may be mailed to the last known addresses of such shareholders, as the same may appear in the books of this corporation. Within twenty-five (25) days after the mailing or delivering of said notice to such shareholders, any such shareholders desiring to acquire any part or all of the shares referred to in said notice shall deliver by mail or otherwise to the secretary of this corporation a written offer or offers to purchase a specified number or numbers of shares at the price and upon the terms stated in said notice.

If the total number of shares specified in such offers exceeds the number of shares referred to in said notice, each offering shareholder shall be entitled to purchase such proportion of the shares referred to in said notice to the secretary, as the number of shares of this corporation, which he holds, bears to the total number of shares referred to in said notice to the secretary.

If all of the shares referred to in said notice to the secretary are not disposed of under such apportionment, each shareholder desiring to purchase shares in a number of excess of his proportionate share, as provided above, shall be entitled to purchase such proportion of those shares which remain thus undisposed of, as the total number of shares which he holds bears to the total number of shares held by all of the shareholders desiring to purchase shares in excess of those to which they are entitled under such apportionment.

If none or only a part of the shares referred to in said notice to the secretary (any amount less than the total number of shares offered for sale) is purchased, as aforesaid, in accordance with offers made within said twenty-five (25) day period, the shareholders desiring to sell or transfer may dispose of all shares of stock referred to in said notice to the secretary to any person or persons he may so desire, provided, however, that he shall not sell or transfer such shares at a lower price or on terms more favorable to the purchaser or transferee than those specified in said notice to the secretary.

Any sale or transfer, or purported sale or transfer, of the shares of said corporation shall be null and void unless the terms, conditions and provisions of this Article SIXTH are strictly observed and followed.

SEVENTH:                            On sale, lease, conveyance, transfer, exchange, or other disposition (consent by way of hypothecation) of all or substantially all of the property and assets of this corporation shall be made unless approved by the vote or written consent of the shareholders entitled to exercise two-thirds (2/3) of the voting power of this corporation.

EIGHTH:                                No mortgage, deed of trust, pledge, or other hypothecation of all or substantially all of the property, real or personal, of this corporation, shall be made unless approved by the vote or written consent of the shareholders entitled to exercise a majority of the voting power of this corporation.

NINTH:                                  Authority is hereby granted to the holders of shares of this corporation entitled to vote, to change, from time to time, the authorized number of Directors of this corporation, by a duly adopted amendment to the By-laws of this corporation.

IN WITNESS WHEREOF, we have hereunto set our hands and seals this 12th day of June, 1975, at Oxnard, California.

/s/ Robert C. Brown
ROBERT C. BROWN

/s/ Virgie Yates
VIRGIE YATE

/s/ Ronald Brewer
RONALD BREWER

STATE OF CALIFORNIA	)
	)	ss.
COUNTY OF VENTURA	)

On this 12th day of June, 1975, before me, the undersigned, a Notary Public in and for said county and state, personally appeared Robert C. Brown, known to me to be the person named as a director on the within instrument, and whose name is subscribed thereto, and acknowledged to me that he executed the same.

IN WITNESS WHEREOF, I have set my hand and affixed my official seal in the City of Oxnard, the day and year in this certificate first above written.

/s/
Notary Public

STATE OF CALIFORNIA	)
	)	ss.
COUNTY OF VENTURA	)

On this 13th day of June, 1975, before me, the undersigned, a Notary Public in and for said county and state, personally appeared Virgie Yates, known to me to be the person named as a director on the within instrument, and whose name is subscribed thereto, and acknowledged to me that he executed the same.

IN WITNESS WHEREOF, I have set my hand and affixed my official seal in the City of Oxnard, the day and year in this certificate first above written.

/s/
Notary Public

STATE OF CALIFORNIA	)
	)	ss.
COUNTY OF VENTURA	)

On this 12th day of June, 1975, before me, the undersigned, a Notary Public in and for said county and state, personally appeared Ronald Brewer, known to me to be the person named as a director on the within instrument, and whose name is subscribed thereto, and acknowledged to me that he executed the same.

IN WITNESS WHEREOF, I have set my hand and affixed my official seal in the City of Oxnard, the day and year in this certificate first above written.

/s/
Notary Public

CERTIFICATE OF AMENDMENT
OF ARTICLES OF INCORPORATION OF
OXNARD AMBULANCE SERVICE, INC.

KENDALL COOK and JIMMY HELMS certify that:

1.             They are the President and the Secretary, respectively, of OXNARD AMBULANCE SERVICE, INC., a California corporation.

2.             The Board of Directors of OXNARD AMBULANCE SERVICE, INC. has approved the following amendment to Article First of the Articles of Incorporation of said corporation:

First:       That the name of this corporation is:

GOLD COAST AMBULANCE SERVICE

3.             The amendment has been approved by the required vote of the shareholders in accordance with Sections 902 and 903 of the California Corporations Code. The corporation has only one class of shares. Each outstanding share is entitled to one vote. The corporation has 80,000 shares outstanding and, hence, the total number of shares entitled to vote with respect to the amendment was 80,000. The number of shares voting in favor of the amendment exceeded the vote required, in that the affirmative vote of a majority of the outstanding shares was required for approval of the amendment and the amendment was approved by the affirmative vote of 100 percent of the outstanding voting shares.

/s/ Kendal Cook
KENDALL COOK, President

/s/ Jimmy Helms
JIMMY HELMS, Secretary

Each of the undersigned declares under penalty of perjury that the matters set forth in the foregoing certificate are true and correct of his own knowledge and that this declaration was executed on March 23, 1992, at Oxnard, California.

/s/ Kendal Cook
KENDALL COOK

/s/ Jimmy Helms
JIMMY HELMS